UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 29, 2012

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2012, LPL Investment Holdings Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) among the Company, LPL Holdings, Inc., a Massachusetts corporation (the “Borrower”), the other Credit Parties signatory thereto, the Several Lenders signatory thereto, and Bank of America, N.A. as Administrative Agent, Collateral Agent, Letter of Credit Issuer and Swingline Lender.  The Agreement refinances and replaces the Company’s Third Amended and Restated Credit Agreement, dated as of May 24, 2010 (as amended, the “Original Credit Agreement”), among the Company, the Borrower, the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co., as Collateral Agent, and the other parties thereto.

Pursuant to the Agreement, the Borrower has established a new Term Loan A of $735.0 million maturing at March 29, 2017 (the “Term Loan A”) and a new Term Loan B tranche of $615.0 million maturing at March 29, 2019 (the “Term Loan B”).  The Term Loan A will amortize at 5% per year for years one and two, 10% a year for years three and four, and the balance in year five.  The Term Loan B will amortize at 1% per year with the balance due upon maturity.  The Company will also maintain a revolving credit facility maturing on March 29, 2017 with capacity of $250.0 million, which was undrawn at closing.

The applicable margin for borrowings with respect to the (a) Term Loan A is currently 1.50% for base rate borrowings and 2.50% for LIBOR borrowings; and (b) Term Loan B is currently 2.00% for base rate borrowings and 3.00% for LIBOR borrowings.  The LIBOR Rate with respect to the Term Loan B shall in no event be less than 1.00%.  Based on the Company’s current leverage ratio, the revolving credit facility is priced at LIBOR + 2.50% with a commitment fee of 0.50%.

The funds received under the Agreement were used to repay the outstanding amounts under the Original Credit Agreement and to pay certain transaction expenses related to the Agreement.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein.  The foregoing summary description of the Agreement and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01. Other Events

On April 2, 2012, the Company issued a press release announcing the approval by its Board of Directors of a one-time special dividend of $2.00 per share.  The dividend is payable on May 25, 2012 to stockholders of record at the close of business on May 15, 2012.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

10.1

Credit Agreement, dated as of March 29, 2012 among LPL Investment Holdings, Inc., a Delaware corporation, LPL Holdings, Inc., a Massachusetts corporation, the other Credit Parties signatory thereto, the Several Lenders signatory thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Letter of Credit Issuer and Swingline Lender.

99.1	Press Release, dated April 2, 2012 — LPL Investment Holdings Inc. Completes Refinancing of Senior Secured Credit Facilities and Declares Special Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ ROBERT J. MOORE
		Name:	Robert J. Moore
		Title:	Chief Financial Officer

Dated: April 2, 2012